EXHIBIT 10.40

                         RECKSON ASSOCIATES REALTY CORP.
                       LONG-TERM INCENTIVE AWARD AGREEMENT

                                    RECITALS
                                    --------

         A. Scott Rechler (the "Grantee") is an executive officer of Reckson Associates Realty Corp. (the "Company") or one of its Affiliates.

         B. The Grantee has been selected by the Compensation Committee of the Board of Directors of the Company (the "Committee") to receive a grant of a core annual long-term incentive award (the "Core Award") and a special long-term incentive award (the "Special Award"), effective as of March 13, 2003 (the "Date of Grant").

            NOW, THEREFORE, the Company hereby grants to the Grantee, effective as of the Date of Grant, the Core Award in the form of 138,889 restricted shares of the Class A Common Stock ($0.01 par value per share) of the Company (the "Common Stock") and the Special Award in the Target Amount, in each case subject to the terms and conditions of this Long-Term Incentive Award Agreement (this "Agreement").

         1. Nature of Core Award; Restrictions on Transfer: The restricted shares of Common Stock that comprise the Core Award (the "Core Shares") will be granted to the Grantee under the Company's 2002 Stock Option Plan (the "Plan"), the terms and conditions of which are hereby incorporated by reference. The Core Shares will not be transferable by the Grantee until such shares become vested in accordance with Section 3.

         2. Nature of Special Award; Restrictions on Transfer: The Special Award represents a potential cash bonus (with a stated Target Amount) that may become vested and earned based upon the Grantee's continued employment and the achievement of the performance goals set forth in Section 4 hereof. The Grantee's actual Special Award amount, if any, will be based on the Grantee's vested interest in a portion of the Excess Shareholder Return and, to the extent this amount as determined under Section 4(a) is less than 25% of the Target Amount, may be based on the Grantee's Target Amount as provided in Section 4(b). The Grantee's right in the Special Award represents a mere unfunded and unsecured contingent promise to pay by the Company. The Grantee will have no rights as a shareholder of the Company based on or attributable to the Grantee's Special Award or Target Amount, and neither such Special Award, nor such Target Amount, nor any interest therein may be transferred, assigned, alienated or anticipated other than by will or the laws of descent and distribution.

         3. Vesting of the Core Shares: The Core Shares generally will become vested and transferable as follows:

            (a) 6.25% of the Core Shares will become cumulatively vested and transferable on each of the first four anniversaries of the Date of Grant (each such anniversary


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hereinafter referred to as an "Annual Vesting Date"); in each case provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until such date.

            (b) 18.75% of the Core Shares will become cumulatively vested and transferable on each of the Annual Vesting Dates; in each case provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until such date; and provided, further, that any shares which otherwise would become vested on such Annual Vesting Date will not become so vested unless the Company has achieved, during the last year completed before the applicable Annual Vesting Date, a cumulative and compounded total return to shareholders based on the Base Price (including all dividends and stock appreciation) that either (i) is at or above the 50th percentile of the cumulative and compounded total return to shareholders achieved by members of the Peer Group during the same period, or (ii) equals a cumulative and compounded total return of at least 9% per annum. If the vesting performance requirement is not satisfied for a given period, the Core Shares from such year or years will not be forfeited and will be eligible to become vested if the vesting performance requirement applicable to such Core Shares is satisfied on a cumulative and compounded basis for an extended performance period that includes the year ended prior to the original Annual Vesting Date and the and the year ended on the following Annual Vesting Date. If necessary, this cumulative and compounded method of satisfying the vesting performance requirement also will be applied on a look-back basis at the end of the four-year vesting performance period. For purposes of this Section, (i) the performance of the Company relative to the performance of members of the Peer Group will be determined using the actual closing prices per share on the New York Stock Exchange of the Common Stock and the securities of the members of the Peer Group on the applicable anniversary of the Date of Grant (or the last trading day preceding such anniversary if the anniversary does not fall on a trading day), and (ii) the per annum percentage performance of the Company will be determined using the 45-day VWAP for the period ending on the applicable anniversary of the Date of Grant (or the last trading day preceding such anniversary if the anniversary does not fall on a trading day).

            (c) Notwithstanding the foregoing, if a Change-in-Control occurs prior to the fourth Annual Vesting Date and the Grantee remains in continuous employment with the Company or any of its Affiliates until such occurrence, all non-vested Core Shares will thereupon become fully vested and transferable.

            (d) Notwithstanding the foregoing, if the Grantee's employment with the Company and all Affiliates is terminated prior to the fourth Annual Vesting Date by reason of the Grantee's death or Disability, by the Grantee for Good Reason, or by the Company or any Affiliate for any reason other than Cause or transfer to another Affiliate, all non-vested Core Shares will thereupon become fully vested and transferable. If the Grantee's employment with the Company and all Affiliates is terminated prior to the fourth Annual Vesting Date for any other reason, any Core Shares that have not yet become vested will thereupon be forfeited.

            (e) Notwithstanding the foregoing, if the Grantee remains in continuous employment with the Company or any of its Affiliates until an applicable Annual Vesting Date


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but the vesting performance requirement is not satisfied for the year ending on such date (or any extended performance period as contemplated in Section 3(b) above), and if the Committee determines that it nevertheless would be consistent with the spirit and intent of this Agreement to vest some or all of the Core Shares that otherwise would have become vested and transferable on that Annual Vesting Date, then the Committee, in its sole and absolute discretion, may elect to vest some or all of such Core Shares.

         4. Vesting of the Special Award: The Special Award generally will become vested as follows:

            (a) The Special Award (determined as set forth below) will become vested on the fourth Annual Vesting Date; provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until the fourth Annual Vesting Date; and provided, further, that the Company has achieved, during the four years completed before the fourth Annual Vesting Date, a cumulative and compounded total return to shareholders based on the Base Price (including all dividends and stock appreciation) that either (i) is at or above the 60th percentile of the cumulative and compounded total return to shareholders achieved by members of the Peer Group during the same period, or
(ii) equals a cumulative and compounded total return of at least 9% per annum. The dollar amount of Grantee's Special Award that becomes vested on such fourth Annual Vesting Date will equal (i) 10% of the Excess Shareholder Return, multiplied by (ii) the Grantee's Special Award Percentage. The value of the portion of the Special Award that becomes vested by operation of the preceding sentence may not be less than zero, but may exceed the Grantee's Target Amount. The Committee will determine the levels of the Company's shareholder return in good faith as soon as practicable after the fourth Annual Vesting Date. For purposes of this Section, (i) the performance of the Company relative to the performance of members of the Peer Group will be determined using the actual closing prices per share on the New York Stock Exchange of the Common Stock and the securities of the members of the Peer Group on the applicable anniversary of the Date of Grant (or the last trading day preceding such anniversary if the anniversary does not fall on a trading day), and (ii) the per annum percentage performance of the Company will be determined using the 45-day VWAP for the period ending on the applicable anniversary of the Date of Grant (or the last trading day preceding such anniversary if the anniversary does not fall on a trading day).

            (b) To the extent that the amount of the Special Award that becomes vested to the Grantee on the fourth Annual Vesting Date pursuant to Section 4(a) above equals less than 25% of the Target Amount, the Committee, in its sole and absolute discretion, may provide for the vesting and payment of an amount equal to not more than 25% of the Grantee's Target Amount; provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until the fourth Annual Vesting Date; and provided, further, that the Company has achieved, during the four years completed before the fourth Annual Vesting Date, a cumulative and compounded total return to shareholders based on the Base Price (including all dividends and stock appreciation) that either (i) is at or above the 60th percentile of the cumulative and compounded total return to shareholders achieved by members of the Peer Group during the same period, or
(ii) equals a cumulative and compounded total return of at least 9%


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per annum. The Committee will determine the levels of the Company's shareholder return in good faith and the extent to which such award becomes vested as soon as practicable after the applicable anniversary date.

            (c) Notwithstanding the foregoing, if a Change-in-Control occurs prior to the fourth Annual Vesting Date and the Grantee remains in continuous employment with the Company or any of its Affiliates until such occurrence, the Grantee's Target Amount will thereupon become fully vested, and all obligations to the Grantee in respect of the Special Award shall be satisfied in full upon payment thereof.

            (d) Notwithstanding the foregoing, if the Grantee's employment with the Company and all Affiliates is terminated prior to the fourth Annual Vesting Date by the Grantee for Good Reason, or by the Company or any Affiliate for any reason other than death, Disability, Cause or transfer to another Affiliate, the Grantee's Target Amount will thereupon become fully vested, and all obligations to the Grantee in respect of the Special Award shall be satisfied in full upon payment thereof. If the Grantee's employment with the Company and all Affiliates is terminated prior to the fourth Annual Vesting Date by reason of the Grantee's retirement at or after age 65, then a pro rata portion (if any) of the Special Award (calculated at the end of the four-year performance period) will become vested as of the date of the Grantee's retirement, and all obligations to the Grantee in respect of the Special Award shall be satisfied in full upon payment thereof. Such pro rata portion will equal (i) the portion of the Special Award that otherwise would have become vested under Sections 4(a) or (b) (as applicable) if the Grantee had remained employed with the Company or any Affiliate until the fourth Annual Vesting Date, multiplied by (ii) the number of years from the Date of Grant to the date of death or Disability (rounded to the next whole year), and divided by (iii) four. If the Grantee's employment with the Company and all Affiliates is terminated prior to the fourth Annual Vesting Date by reason of the Grantee's death or Disability, then the portion (if any) of the Special Award that otherwise would have become vested under Sections 4(a) or (b) (as applicable) if the Grantee had remained employed with the Company or any Affiliate until the fourth Annual Vesting Date (calculated at the end of the four-year performance period) will become vested. If the Grantee's employment with the Company and all Affiliates is terminated prior to the fourth Annual Vesting Date for any other reason, to the extent the Special Award (or a portion thereof) has not yet become vested under Section 4(a) or (b), the Grantee's right to receive any portion of the Special Award will thereupon be forfeited by the Grantee, and the Company will have no obligations to the Grantee in respect thereof.

            (e) Notwithstanding the foregoing (including, without limitation, Section 4(b)), if the Grantee remains in continuous employment with the Company or any of its Affiliates until the fourth Annual Vesting Date but the vesting performance requirement set forth in Section 4(a) or 4(b) is not satisfied for the period ending on such date, and if the Committee determines that it nevertheless would be consistent with the spirit and intent of this Agreement to vest some or all of the Special Award that otherwise would have become vested on that anniversary date, then the Committee, in its sole and absolute discretion, may elect to vest some or all of such Special Award.


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


         5. Delivery of Core Shares and Payment of Special Award. Subject to
Section 12, as soon as practicable after any portion of the Grantee's Core Shares become vested and transferable (as determined under Section 3), the Company will instruct its stock transfer agent (i) to issue certificates to the Grantee representing such vested Core Shares without the legends contemplated under Section 1 and (ii) to process any applicable transfers of such vested Core Shares. As soon as reasonably practicable after any portion of the Grantee's Special Award is determined to have become vested, the Company will distribute the amount or value of such vested Special Award (as determined under Section 4) to the Grantee in cash (less applicable withholding in accordance with Section
12); provided, however, that the Committee, in its sole and absolute discretion, may elect to distribute some or all of such vested Special Award in the form of shares of Common Stock, provided further that sufficient shares of Common Stock are available for such distribution under the Plan or any other Company plan or program that provides for the issuance of equity to employees. If any portion of the Special Award is satisfied by the distribution of shares of Common Stock, the value of such shares will be determined using the 45-day VWAP on the date such Special Awards is vested. Notwithstanding any provision of any employment, severance or change of control agreement between the Grantee and the Company to the contrary, the Grantee shall not be entitled to receive any payment or benefit from the Company intended to defray or offset some or all of the Grantee's income tax liability with respect to benefits under this Agreement.

         6. Payment of Dividends: The Core Shares will accrue on a cumulative basis all dividends paid on such shares from the date of actual issuance through the date of vesting. Subject to Section 12, as soon as practicable after any Core Shares become vested, the Company will pay to the Grantee in cash or in kind (as applicable) the dividends accrued with respect to such shares. No dividends will accrue with respect to the Special Award.

         7. Adjustment. The Committee will make or provide for such adjustments in the number of shares of Common Stock underlying the Core Shares and the vesting performance requirements applicable to Core Shares and the Special Award covered by this Agreement, as the Committee may in good faith determine to be equitably required in order to prevent any dilution or expansion of the rights of the Grantee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or similar change in the capital structure of the Company or (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other transaction or event having an effect similar to any of the foregoing.

         8. Compliance With Law. The Company and the Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this Agreement to the contrary, no Core Shares or Special Award will become vested or be paid at a time that such vesting or payment would result in a violation of any such law.

         9. Investment Representation; Registration.


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            (a) In order to comply with Section 8 hereof and any applicable securities law, the Company may require the Grantee (i) to furnish evidence satisfactory to the Company (including, without limitation, a written and signed representation letter) to the effect that any shares of Common Stock acquired pursuant to this Agreement were acquired for investment only and not for resale or distribution and (ii) to agree that all such shares will only be sold following registration under the Securities Act of 1933 (the "Securities Act") or pursuant to an exemption therefrom.

            (b) The Company may affix a legend to the certificates representing unregistered shares of Common Stock issued pursuant to this Agreement, if any, to the effect that such shares have not been registered under the Securities Act and may only be sold or transferred upon registration or pursuant to an exemption therefrom.

            (c) The Company will have no obligation to register under the Securities Act any shares of Common Stock or any other securities issued pursuant to this Agreement.

         10. Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

         11. Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principle of conflict of laws of such State.

         12. Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to Federal Insurance Contributions Act withholding with respect to any award under this Agreement, such Grantee will pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Committee may permit or require that withholding obligations be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations with Common Stock.

13. Certain Definitions.

            (a) "Affiliate" means any person or entity that, at the time of reference, is controlled by, controlling of or under common control with the Company.


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            (b) "Base Price" means the closing price per share of the Common
Stock on the New York Stock Exchange on the Date of Grant.

            (c) "Cause" means a finding by the Company's Board of Directors that the Grantee has (i) acted with gross negligence or willful misconduct in connection with the performance of his material duties to the Company or any Affiliate; (ii) defaulted in the performance of his material duties to the Company or any Affiliate and has not corrected such action within 15 days of receipt of written notice thereof; (iii) willfully acted against the best interests of the Company or any Affiliate, which act has had a material and adverse impact on the financial affairs of the Company or such Affiliate; or
(iv) been convicted of a felony or committed a material act of common law fraud against the Company, any Affiliate or any of their employees and such act or conviction has had, or the Company's Board of Directors reasonably determines will have, a material adverse effect on the interests of the Company or such Affiliate; provided, however, that a finding of Cause will not become effective unless and until the Board of Directors provides the Grantee notice that it is considering making such finding and a reasonable opportunity to be heard by the Board of Directors.

            (d) A "Change-in-Control" will be deemed to have occurred if following the Date of Grant:

     (i) any Person, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of such Person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities"), (B) the combined voting power of the Company's then outstanding Voting Securities and any securities convertible into Voting Securities, or (C) the then outstanding shares of all classes of stock of the Company; or

     (ii) individuals who, as of the effective date of this Agreement, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Company's Board of Directors, provided that any person becoming a director of the Company subsequent to the effective date of this Agreement whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall, for purposes of this Agreement, be considered an Incumbent Director; or

     (iii) consummation of (1) any consolidation or merger of the Company or any subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term


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is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, but based solely on their prior ownership of shares of the Company, shares representing in the aggregate more than 60% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company;

     (iv) stockholder approval of any plan or proposal for the liquidation or dissolution of the Company;

     (v) Notwithstanding the foregoing, a "Change-in-Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) (A) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any Person to 30% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any Person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a "Change-in-Control" shall be deemed to have occurred for purposes of the foregoing clause (i), and (B) solely as a result of the direct or indirect acquisition of beneficial ownership of Voting Securities by any executive officers of the Company on the date hereof and/or the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries if the Grantee is one of the executive officers participating in such acquisition.

            (e) "Disability" means that the Grantee has been unable to efficiently perform his duties to the Company and all Affiliates because of any physical or mental injury or illness until the earlier of such time when (i) the period of injury or illness (whether or not the same injury or illness) exceeds 180 consecutive days or (ii) the Grantee becomes eligible to receive benefits under a comprehensive disability insurance policy maintained or sponsored by the Company.

            (f) "Excess Shareholder Return" means the dollar value, if any, of the cumulative and compounded return to shareholders based on the Base Price (including all dividends and stock appreciation) in excess of a cumulative and compounded return of 9% per annum during the four years completed before the fourth anniversary of the Date of Grant. For this purpose, such return shall be calculated as the product of (i) the sum of (A) the increase in market value of the per share price of the Common Stock over the Base Price as of the fourth anniversary of the Date of Grant and (B) the total amount of the dividends paid per share of Common Stock during such four-year period; less the amount equal to a cumulative and compounded return of 9% per annum on the Base Price, and (ii) the annual weighted average shares of Common Stock outstanding for such four-year period.


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            (g) "Good Reason" means the occurrence of any of the following events or conditions, which event or condition is not corrected by the Company within 30 days of written notice from the Grantee: (i) any failure of the Board of Directors of the Company to elect the Grantee to offices with the same or substantially the same duties and responsibilities as in effect on the Date of Grant, (ii) any material failure by the Company or any Affiliate to timely pay or provide to the Grantee any compensation or benefits required to be paid or provided under the terms of any employment or similar agreement in effect during the term of this Agreement between the Grantee and the Company or such Affiliate, (iii) any material breach by the Company or any Affiliate of any other provision of any employment or similar agreement in effect during the term of this Agreement between the Grantee and the Company or such Affiliate, and
(iv) any failure by the Company or any Affiliate to timely offer to renew (and to hold such offer to renew open for acceptance for a reasonable period of time) on substantially identical terms until at least the fourth anniversary of the Date of Grant any employment agreement in effect on the Date of Grant between the Grantee and the Company or such Affiliate.

            (h) "Peer Group" means the business entities set forth on Exhibit A to this Agreement, and any successors to the businesses or assets of such entities as determined by the Committee in its sole and absolute discretion. If an entity listed on such Exhibit ceases to exist during the term of this Agreement and the Committee determines that there is no successor to the business or assets of such entity, then such entity will cease to be treated as a member of the Peer Group to the extent and for the periods determined by the Committee in its sole and absolute discretion.

            (i) "Person" has the meaning used in Sections 13(d) and 14(d) of the Exchange Act.

            (j) "Special Award Percentage" means 10.04%.

            (k) "Target Amount" means $2,500,000.00.

            (l) "VWAP" means the volume weighted average closing price per share of the Common Stock on the New York Stock Exchange during the period ending on the last trading day before the date of determination.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the 13th day of March, 2003.

RECKSON ASSOCIATES REALTY CORP.

         By:      /s/ Michael Maturo
              ------------------------------------------------------------------
                  Name:  Michael Maturo
                  Title: Executive Vice President & Chief Financial Officer

                                                       /s/ Scott Rechler
                                                    ----------------------------
                                                           The Grantee

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